Exhibit 5.2

PricewaterhouseCoopers LLP
Chartered Accountants
Royal Trust Tower
77 King Street West, Suite 3000
Toronto, Ontario
Canada H5K 1G8
Telephone +1 416 963 1133
Facsimile +1 416 365 8215
CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS
We hereby consent to the incorporation by reference in the registration statement on the amended Form F-9 (the “Registration Statement”) of Teck Cominco Limited of our Auditors’ Report dated February 7, 2007, except for notes 1(p) and 18(c) which are as of October 29, 2007, relating to the consolidated balance sheets of Aur Resources Inc. as at December 31, 2006 and December 31, 2005 and the consolidated statements of operations, retained earnings and cash flow for each of the years then ended.
We also consent to the references to us under the headings “Experts,” and “Documents Filed as Part of the Registration Statement” in the Registration Statement.
Chartered Accountants, Licensed Public Accountants
Toronto, Ontario
August 11, 2008
PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and the other member firms of PricewaterhouseCoopers International
Limited, each of which is a separate and independent legal entity.